UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 11, 2020
MOLECULIN BIOTECH, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5300 Memorial Drive, Suite 950, Houston,TX 77007
(Address of principal executive offices and zip code)
(713) 300-5160
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X] Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	MBRX	The NASDAQ Stock Market LLC

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Moleculin Biotech, Inc. (the "Company") on June 17, 2020 (the "Original 8-K"). The Original 8-K was filed, among other things, to report the results of the matters submitted to a vote by the Company’s stockholders at the Company’s 2020 annual meeting of stockholders held on June 15, 2020 pursuant to Item 5.07. The reported results were derived from a report received from the Company’s independent proxy tabulation firm and confirmed by an independent inspector of elections. Following the filing, the Company realized that the proxy tabulation firm’s report treated Proposal #4, regarding the approval of an increase the number of common stock authorized for issuance under the Company’s 2015 stock plan, as a routine proposal on which brokers would be permitted to use their discretionary authority to vote shares held as record owner. As such, the Company’s proxy tabulation firm did not report any broker non-votes on Proposal #4. After further review, the proxy tabulation firm confirmed that the foregoing treatment of Proposal #4 was an error and the proposal should have been treated as a non-routine matter. Subsequent to this determination, the Company received a corrected report from the Company’s proxy tabulation firm. The corrected number of votes cast for and against as well as the number of abstentions and broker non-votes as to all proposals are set forth below. The Company notes that the re-tabulation of the results after the meeting resulted in an immaterial change in the share calculations previously disclosed under the columns "Votes Withheld" and "Broker Non-Votes" for Proposal #1 (there was no change to the number of "Votes For"). The re-tabulation did not change the passage of any proposals, and all proposals were approved.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2020, the Company held its 2020 Annual Meeting of Stockholders (the "Annual Meeting"). As of March 23, 2020, the record date for the Annual Meeting, there were 53,227,700 shares of common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting, of which 41,131,579 shares, or 77.27%, were present in person or represented by proxy, which constituted a quorum. The holders of shares of our common stock are entitled to one vote for each share held. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company's stockholders at the Annual Meeting.

Proposal 1. Election of Directors - The Company's stockholders elected Walter V. Klemp, Robert George, Michael Cannon and John Climaco to serve until the 2021 Annual Meeting of Stockholders of the Company, or until such person's successor is qualified and elected.

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Walter V. Klemp	16,390,215	2,036,729	22,704,635
Robert George	15,472,188	2,954,756	22,704,635
Michael Cannon	15,941,344	2,485,600	22,704,635
John Climaco	15,973,315	2,453,629	22,704,635
Proposal 2. Ratify Grant Thornton LLP as Independent Registered Public Accountant - The Company's stockholders ratified the appointment of Grant Thornton, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020, by the following vote:

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Votes For	Votes Against	Abstain
39,454,292	1,180,065	497,222

Proposal 3. To Effect a Reverse Stock Split of the Outstanding Shares - - The Company’s stockholders authorized the Board of Directors, in its sole discretion, prior to the one-year anniversary of the Annual Meeting, to file an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split at one of the following reverse stock split ratios, 1-for-2, 1-for-3, 1-for-4, 1-for-5, 1-for-6, 1-for-7, or 1-for-8. As of the date hereof, the Company's Board of Directors has not made any determination on the filing of such amendment. The voting on this proposal is set forth below:

Votes For	Votes Against	Abstain
26,983,694	13,582,402	565,483

Proposal 4. To Increase the Number of Common Stock Authorized for Issuance under the 2015 Plan - The Company’s stockholders approved an increase in the number of shares of common stock authorized for issuance under the 2015 Plan by 6,000,000 shares.

The voting on this proposal is set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
14,496,928	3,791,840	138,176	22,704,635

Proposal 5. To authorize an Adjournment of the Annual Meeting - To authorize an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve of the foregoing proposals.

Votes For	Votes Against	Abstain
31,734,118	8,579,342	818,119

Adjournment of the Annual Meeting was necessary due to public health concerns.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MOLECULIN BIOTECH, INC.
Date: August 4, 2020
By: /s/ Jonathan P. Foster
Jonathan P. Foster
Chief Financial Officer

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